Exhibit 99.1

VESTIN REALTY TRUST I, INC.

ARTICLES OF AMENDMENT

Vestin Realty Trust I, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: The charter of the Corporation is amended by striking out Article II of the Articles of Amendment and Restatement and inserting in lieu thereof the following:

The name of the Corporation (the “Corporation”) is:

Vestin Realty Mortgage I, Inc.

SECOND: The amendment of the charter of the Corporation as hereinabove set forth was approved by a majority of the entire board of directors and the amendment was limited to a change expressly authorized by § 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

THIRD: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that, to the best of his or her knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects and that this statement is made under penalties of perjury.

IN WITNESS WHEREOF, the Corporation has caused this amendment to be signed in its name and on its behalf by its President, on the 20th day of April, 2006.

	ATTEST:		VESTIN REALTY TRUST I, INC.

By:	/s/ John Alderfer	By:	/s/ Michael V. Shustek
	John Alderfer, Secretary		Michael V. Shustek, President